UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 20, 2010
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13289	76-0069030
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     At the Annual Meeting of Stockholders of Pride International, Inc. held on May 20, 2010, the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.
     The following nominees for directors were elected to serve one-year terms expiring in 2011:

			Broker Non-
Nominee	For	Withheld	Votes
David A. B. Brown	114,951,846	963,564	6,260,855
Kenneth M. Burke	114,645,821	1,269,589	6,260,855
Archie W. Dunham	113,356,374	2,559,036	6,260,855
David A. Hager	114,685,826	1,229,584	6,260,855
Francis S. Kalman	114,963,202	952,208	6,260,855
Ralph D. McBride	114,876,077	1,039,333	6,260,855
Robert G. Phillips	115,002,191	913,219	6,260,855
Louis A. Raspino	114,982,398	933,012	6,260,855
     The amendment to Pride’s Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 900,000 shares was approved:

			Broker Non-
For	Against	Abstentions	Votes
114,871,806	1,013,838	29,766	6,260,855
     The amendment and restatement of Pride’s 2007 Long-Term Incentive Plan to, among other things, add directors as eligible participants and increase the number of shares of common stock reserved for issuance under the plan by 400,000 shares was approved:

			Broker Non-
For	Against	Abstentions	Votes
96,606,700	19,265,584	43,126	6,260,855
     The appointment of KPMG LLP as Pride’s independent registered public accounting firm for 2010 was ratified:

			Broker Non-
For	Against	Abstentions	Votes
121,510,310	641,700	24,255	0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brady K. Long
Brady K. Long
Vice President - General Counsel & Secretary

Date: May 26, 2010

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